SECURITIES AND
                             EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities act of 1934


              Date of Report (Date of earliest event reported):
                                June 25, 1996


                                PAYCHEX, INC.
           (Exact name of Registrant as specified in its charter)


Delaware                        0-11330                          16-1123166
___________________________________________________________________________
(State or other                 (Commission                (I.R.S. Employer
jurisdiction                     File No.)                  Identification
of incorporation)                                           No.)


911 Panorama Trail South        Rochester, New York                   14625
___________________________________________________________________________
     (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:  (716) 385-6666
                                                     ______________

                                     N/A
___________________________________________________________________________
       (Former name or former address, if changed, since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 25, 1996 Paychex, Inc. ("Paychex"), Paychex Merger Corp., a wholly owned subsidiary of Paychex, and National Business Solutions, Inc. ("NBS") together with the four shareholders of NBS entered into an Agreement and Plan of Merger whereby Paychex, through a reverse triangular merger of Paychex Merger Corp. into NBS, will acquire all of the issued and outstanding common stock of NBS in exchange for Paychex common stock valued at approximately $140,000,000. The transaction will be accounted for as a pooling of interests.

     The transaction is subject to receipt of a favorable decision on filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as well as any and all approvals required by the Florida Board of Professional Leasing Companies and the Texas Board of Staff Leasing Services.

ITEM 7.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     (a) The pooling acquisition does not involve a "significant" amount of assets as defined by Item 2(b)4. However, the following historical financial statements of National Business Solutions, Inc. and Affiliates are provided at the option of the Registrant:

          a. Audited Consolidated Statements of Income for years ended December 31, 1995, 1994 and 1993 (unaudited).

          b.  Audited Consolidated Balance Sheets as of December 31,
              1995 and 1994.

          c. Audited Consolidated Statements of Cash Flows for years ended December 31, 1995, 1994 and 1993 (unaudited).

COMBINED FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

NATIONAL BUSINESS SOLUTIONS, INC.
AND AFFILIATES

DECEMBER 31, 1995 AND 1994

                                  CONTENTS
                                  ________
                                                                        Page
                                                                        ____
Report of Independent Certified Public Accountants                        1

Combined Statements of Earnings                                           2

Combined Balance Sheets                                                   3

Combined Statement of Stockholders' Equity                                4

Combined Statements of Cash Flows                                         5

Notes to Combined Financial Statements                                  6-13

Grant Thornton LLP
Suite 3850
101 East Kennedy Blvd.
Tampa, FL  33602-5154


             Report of Independent Certified Public Accountants
             __________________________________________________

Board of Directors and Stockholders
National Business Solutions, Inc. and Affiliates

We have audited the combined balance sheets of National Business Solutions, Inc. and Affiliates as of December 31, 1995 and 1994 and the related combined statements of earnings, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In accordance with your instructions, we did not audit the combined statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1993 and therefore, we express no opinion on them.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of National Business Solutions, Inc. and Affiliates as of December 31, 1995 and 1994, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

April 16, 1996
Tampa, Florida                                  Grant Thornton LLP

                              National Business Solutions, Inc. and Affiliates
                                         COMBINED STATEMENTS OF EARNINGS
                                               Year Ended December 31,

                                                      1995                            1994                            1993
                                                ______________                  ____________                     _____________
                                                                                                                  (Unaudited)

Revenues                                        $191,896,419                   $119,540,685                       $86,543,859

Direct Costs:
Salaries and wages of worksite employees         163,395,079                    101,560,780                        74,891,776
Benefits and payroll taxes                        21,682,288                     14,173,837                         9,296,638
                                                ____________                   ____________                       ___________
 Total direct costs                              185,077,367                    115,734,617                        84,188,414

Gross profit                                       6,819,052                      3,806,068                         2,355,445

Operating expenses:
 Administrative personnel                          2,971,835                      1,914,774                         1,214,708
 General and administrative expenses               1,047,183                        740,119                           501,319
 Sales and marketing                                 487,816                        272,754                           189,672
 Depreciation and amortization                        92,050                         46,062                            32,730
                                                ____________                   ____________                       ___________
  Total operating expenses                         4,598,884                      2,973,709                         1,938,429
                                                ____________                   ____________                       ___________
Income from operations                             2,220,168                        832,359                           417,016
                                                ____________                   ____________                       ___________

Other income (expense):
 Interest income                                     219,639                         47,328                            18,193
 Interest expense                                          -                              -                            (6,162)
 Other, net                                          (24,896)                             -                                 -
                                                ____________                   ____________                       ____________
  Total other income                                 194,743                         47,328                            12,031
                                                ____________                   ____________                       ____________

     NET EARNINGS                               $  2,414,911                   $    879,687                       $    429,047
                                                ============                   ============                       ============

The accompanying notes are an integral part of these statements.

                              National Business Solutions, Inc. and Affiliates
                                             COMBINED BALANCE SHEETS
                                                     December 31,


ASSETS                                                  1995                            1994
______                                              ___________                      ___________
CURRENT ASSETS

 Cash and cash equivalents                          $ 5,517,445                      $ 1,698,885
 Marketable securities-at market                        150,933                           35,561
 Accounts receivable                                  5,598,896                        3,283,683
 Due from stockholders and related party                 45,083                          108,300
 Prepaid expenses                                       143,043                           96,708
                                                    ___________                      ___________

        Total current assets                         11,455,400                        5,223,137

CERTIFICATES OF DEPOSIT AND OTHER ASSETS                268,401                          177,945

FURNITURE AND EQUIPMENT, NET                            464,231                          227,093
                                                    ___________                      ___________

                                                    $12,188,032                      $ 5,628,175
                                                    ===========                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
____________________________________

CURRENT LIABILITIES
 Accounts payable and accrued expenses              $ 1,744,244                      $ 1,288,163
 Accrued salaries, wages and payroll taxes            5,498,550                        3,091,345
 Accrued workers compensation claims                    658,455                                -
                                                    ___________                      ___________

     Total current liabilities                        7,901,249                        4,379,508

ACCRUED WORKERS COMPENSATION CLAIMS                     864,927                                -

CUSTOMER DEPOSITS                                       980,400                          535,284

COMMITMENTS AND CONTINGENCIES                                 -                                -

STOCKHOLDERS' EQUITY                                  2,441,456                          713,383
                                                    ___________                      ___________

                                                    $12,188,032                      $ 5,628,175
                                                    ===========                      ===========

The accompanying notes are an integral part of these statements.

                       National Business Solutions, Inc. and Affiliates
                           COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                         Years Ended December 31, 1995, 1994 and 1993

                                                                              Unrealized Gain (Loss)
                                                               Additional        on Marketable
                                             Common Stock       Paid-in          Securities             Retained
                                             Amount             Capital       Available-for-Sale        Earnings    Total
                                             ____________      __________    ______________________     ________     _____
Balance, January 1, 1993 (unaudited)         $126,900          $   3,200          $      -             $   65,406   $  195,506

Common stock issued (unaudited)                 8,000                  -                 -                      -        8,000
Common stock purchased by
 the Company and retired (unaudited)          (11,900)                 -                 -                (85,918)     (97,818)
Additional affiliate (unaudited)               20,000             (1,359)                -                      -       18,641
Net earnings for the year (unaudited)               -                  -                 -                429,047      429,047
Net change in unrealized gain
 (losses) in marketable securities
 available-for-sale (unaudited)                     -                  -            30,135                      -       30,135
Distributions to stockholders (unaudited)           -                  -                 -               (133,534)    (133,534)
                                              _______           ________           ________             __________   __________
Balance, December 31, 1993                    143,000              1,841            30,135                275,001      449,977
Common stock issued                               100                  -                 -                      -          100
Net earnings for year                               -                  -                 -                879,687      879,687
Net change in unrealized gain (losses)
 in marketable securities
 available-for-sale                                 -                  -           (59,764)                     -      (59,764)
Distributions to Stockholders                       -                  -                 -               (556,617)    (556,617)
                                              _______           ________           _______               _________    _________
Balance, December 31, 1994                    143,100              1,841           (29,629)               598,071      713,383

Common stock issued                             2,767              4,816                 -                      -        7,583
Additional affiliate                              100                900                 -                      -        1,000
Net earnings for year                               -                  -                 -              2,414,911    2,414,911
Net change in unrealized gain
 (losses) in marketable securities
 available-for-sale                                 -                  -            52,502                      -       52,502
Distributions to stockholders                       -                  -                 -               (747,923)    (747,923)
                                            _________           _________          _______               _________    _________

Balance, December 31, 1995                   $145,967          $   7,557          $ 22,873             $2,265,059   $2,441,456
                                            =========          =========           =======             ==========   ==========

The accompanying notes are an integral part of these statements.

                              National Business Solutions, Inc. and Affiliates
                                       COMBINED STATEMENTS OF CASH FLOWS
                                              Year Ended December 31,

                                                1995                    1994                    1993
                                             _________                ________               _________
                                                                                             (Unaudited)
Cash flows from operating activities:
Net earnings                                 $2,414,911               $   879,687            $  429,047
Adjustments to reconcile net earnings
to net cash provided by operating
activities:
 Depreciation and amortization                   92,050                    45,718                32,729
 Gain on sale of assets                          (3,113)                        -                     -
 Loss on sale of marketable securities           28,009                         -                     -
 Stock received from demutualization            (90,909)                        -                     -
 (Increase) decrease in:
   Accounts receivable                       (2,315,213)               (1,288,227)             (222,488)
   Due from stockholders and related party       63,217                   (29,509)              (78,791)
   Prepaid expenses                             (46,335)                  (74,754)               68,760
   Other assets                                  (1,837)                  233,075              (249,815)
 Increase (decrease) in:
   Accounts payable and accrued expenses        456,079                   815,238                29,791
   Accrued salaries, wages and payroll taxes  2,407,205                 1,549,816               (14,017)
   Accrued workers compensation claims        1,523,382                         -                     -
   Customer deposits                            445,116                   125,559               164,360
   Due to related party                               -                  (105,000)              105,000
                                             __________               ___________            __________
     Net cash provided by
     operating activities                     4,972,562                 2,151,603               264,576
                                             __________               ___________            __________
Cash flow from investing activities:
 Sale of furniture and equipment                 38,500                         -                     -
 Sale of marketable securities                   37,181                         -                     -
 Purchase of furniture and equipment           (364,574)                 (122,419)              (81,998)
 Purchase of marketable securities and
   certificates of deposit                     (125,769)                 (147,763)              (37,615)
                                            ___________               ___________            __________
     Net cash used by investing
     activities                                (414,662)                 (270,182)             (119,613)
                                            ___________               ___________            __________

Cash flow from financing activities:
 Purchase of common stock subsequently
  retired                                             -                         -               (97,818)
 Proceeds from issuance of common stock           1,000                       100                 7,900
 Proceeds from promissory note                        -                         -                55,362
 Payments on promissory note                          -                         -               (55,362)
 Stock options exercised                          7,583                         -                     -
 Distributions to stockholders                 (747,923)                 (556,617)             (133,534)
                                            ___________               ___________            __________
     Net cash used by financing
     activities                                (739,340)                 (556,517)             (223,452)

Net increase (decrease) in cash and cash    ___________               ___________            __________
equivalents                                   3,818,560                 1,324,904               (78,489)

Cash and cash equivalents, beginning of year  1,698,885                   373,981               452,470
                                            ___________               ___________            __________

Cash and cash equivalents, end of year       $5,517,445                $1,698,885             $ 373,981
                                             ===========               ===========            ==========

The accompanying notes are an integral part of these statements.

              National Business Solutions, Inc. and Affiliates
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                      December 31, 1995, 1994 and 1993

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
_____________________________________________________________________
POLICIES
________

National Business Solutions, Inc. and Affiliates (the Company) are professional employer organizations ("PEO") engaged primarily in providing human resource management, benefits and personnel administration services. In addition, the Company provides employee assistance programs, drug-free workplace programs, risk management and loss containment services.

The Company provides PEO services to small and medium sized companies in a variety of industries, including manufacturing, retail, and hospitality. PEO service contracts with client companies are generally for one year terms with automatic renewal options and subject to termination on a 60 days' notice by either party during the first year and annually thereafter.

A summary of the significant accounting policies followed in the preparation of the accompanying combined financial statements is presented below:

Principles of Combination
_________________________

The accompanying combined financial statements include the accounts of National Business Solutions, Inc. (NBS) and its affiliates, NBS of America, Inc., NBS of Central Florida, Inc., NBS of North Florida, Inc., NBS of South Florida, Inc., and Express Benefits Corporation (See Note 7). All material intercompany balances and transactions have been eliminated.

Revenue Recognition
___________________

Revenues and related costs of wages, salaries, and employment taxes from professional employer services related to worksite employees are recognized in the period in which the employee performs the service. Because the Company is at risk for all of its direct costs, independently of whether payment is received from its clients, all amounts billed to clients for these costs are recognized as revenue by the Company.

Accounts receivable consists primarily of billed receivables of approximately $1,847,000 and $998,000 and unbilled receivables of approximately $3,752,000 and $2,286,000 at December 31, 1995 and 1994 respectively. Unbilled receivables represent fees for leased employees which relate to the period from the last pay period ending date through the financial statement date, which have not yet been billed and the client matching contribution to the employee benefit plans (See Note 5). Generally, contractual arrangements require the Company to be paid one day prior to the pay date of the leased employees.

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(continued)
_____________________________________________________________________

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Cash and Cash Equivalents
_________________________

The Company has defined cash and cash equivalents as those highly liquid investments with an original maturity of three months or less.

Accounting Estimates
____________________

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates relate to the Company's reserve for workers compensation claims. Actual results could differ from those estimates.

Reserve for Workers Compensation Claims
_______________________________________

Prior to 1995, the Company's workers compensation plan was fully insured. In 1995, the Company's workers compensation benefits are provided under a large deductible insured plan. Since the Company has limited claims loss experience the Company has elected to record reserves for the deductible portion of workers compensation claims costs based on the maximum contractual loss exposure under their workers compensation program. Management believes that this is a conservative approach and the reserve is adequate to meet its obligations for the open claims. As historical loss experience becomes available, the Company will modify its reserve requirements.

Workers compensation claims reserves are established at the time an employee files a claim. Furthermore, the Company, in determining its reserves, includes reserves for estimated claims incurred but not reported.

At December 31, 1995, the Company has classified as current the estimated amounts of reserves established for claims expected to be paid within one year.

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)
_____________________________________________________________________

Certificates of Deposit
_______________________

Certificates of deposit with an aggregate balance of $154,829 at December 31, 1994 had been pledged in conjunction with the workers compensation insurance policy used by the Company. The Company obtained a letter of credit in the amount of $308,000 in conjunction with the workers compensation policy for 1995. Certificates of deposit with an aggregate balance of $243,448 at December 31, 1995 have been pledged as collateral for the letter of credit (See Note 6).

Furniture and Equipment
_______________________

Furniture and equipment are stated at cost. Depreciation is being provided using the straight-line method over the estimated economic useful lives (5 - 8 years) for financial statement purposes. Accelerated methods are used for income tax purposes.

Income Taxes
____________

NBS and four affiliates have elected not to be taxable as corporations pursuant to Subchapter S of the Internal Revenue Code. Income taxes on net earnings are payable personally by the individual stockholders of the respective companies. Accordingly, no provision has been recorded for Federal or State income taxes.

One other affiliate is a taxable corporation under the Internal Revenue Code. No provision has been recorded for Federal and State income taxes as the results of operations of this Affiliate is immaterial to the combined financial statements. In 1993, this affiliate adopted Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes", issued February 1992. Under the liability method specified in SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities. The change from the Accounting Principles Board (APB) No. 11 to SFAS No. 109 had an immaterial effect on the financial statements.

Stock Based Compensation
________________________

In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (SFAS 123). SFAS 123, the disclosure provisions of which must be implemented for fiscal years beginning subsequent to December 15, 1995, establishes a fair value based method of accounting for stock based compensation plans, the effect of which can either be disclosed or recorded. The Company will adopt the provisions of SFAS 123 in 1996. Upon adoption, the Company intends to retain the intrinsic value method of accounting for stock based compensation, which it currently uses.

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)
_____________________________________________________________________

Fair Value of Financial Instruments
___________________________________

The Company's financial instruments consist primarily of instruments without extended maturities whose fair value equals their carrying value.

Supplemental Disclosure of Cash Flow Information
________________________________________________

During 1993 cash paid for interest aggregated $6,162 (unaudited). No cash was paid for interest during 1995 and 1994.

Reclassifications
_________________

Certain reclassifications have been made to the 1994 and 1993 balances to conform to the 1995 presentation.

NOTE 2 - MARKETABLE SECURITIES
______________________________

Marketable Securities
_____________________

The Company adopted, effective December 31, 1993, Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", issued in May 1993. The Statement requires companies to classify investments in marketable equity and in all debt securities as trading securities, available-for-sale securities, or held-to-maturity securities.

<CAPITON>

Marketable securities consist of the following:
                                                       1995        1994
                                                       ____        ____
Available for sale securities:
      Investments in common stocks                    150,933     35,561
                                                     ________    _______
                                                     $150,933    $35,561
                                                     ========    =======

Unrealized (loss)/gain of $22,873 and $(29,629) at December 31, 1995 and 1994 respectively, relate to available-for-sale securities and have been recorded in the stockholders' equity section of the accompanying combined balance sheet.

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 3 - FURNITURE AND EQUIPMENT
________________________________

Furniture and equipment consist of the following:

                                                     1995          1994
                                                     ____          ____
  Computer hardware and software                   $353,099      $173,827
  Furniture, fixtures and leasehold improvements    285,595       151,708
                                                   ________      ________
                                                    638,694       325,535
  Less:  accumulated depreciation                  (174,463)      (98,442)
                                                   ________      ________
                                                   $464,231      $227,093
                                                   ========      ========

NOTE 4 - COMMITMENTS AND CONTINGENCIES
______________________________________

Operating Leases
________________

The Company leases their office facilities and certain equipment under operating leases, which expire at various times from 1996 through 2001.

Future minimum lease payments under these operating leases are as follows:

                                        Less                   Net
                      Gross             Sublease               Lease
                      _____             ________               _____
  1996              $  434,739          $ (91,666)           $  343,073
  1997                 455,393            (96,766)              358,627
  1998                 459,100            (96,766)              362,334
  1999                 369,954             (8,064)              361,890
  2000                 309,388                  -               309,388
  Thereafter            13,361                  -                13,361
                    __________          _________            __________
                    $2,041,935          $(293,262)           $1,748,673

The leases provide for payment of taxes and other expenses by the Company. Rent expense was $197,000, $127,000 and $89,000 (unaudited) for the three years ended December 31, 1995, 1994 and 1993 respectively.

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)
__________________________________________________

Workers Compensation Reserves
_____________________________

During 1995, the Company entered into a workers compensation insurance policy whereby the maximum individual claims exposure is $350,000 and the aggregate claims exposure is limited to a percentage of workers compensation payroll. The Company estimates this will result in a maximum liability of $1,523,382 when they are ultimately resolved. The Company believes this reserve is sufficient to meet its obligations for the open claims. The Company estimates that approximately $658,455 of the reserves will be paid out in 1996 and the remaining $864,927 is recorded as a long-term liability at December 31, 1995.

NOTE 5 - EMPLOYEE BENEFIT PLANS
_______________________________

The Company sponsors and administrates two 401(k) plans and one money purchase plan on behalf of its employees. Such plans cover substantially all full-time employees over age 21 with at least one year of service. Employees are entitled to make contributions to the 401(k) plans on a before-tax basis under the salary reduction provisions of the plans. The Company, (in effect, the Company's clients) at their discretion, may contribute a matching contribution on behalf of each participant for whom an elective contribution was made during the plan year. Contributions by the Company totaled approximately $867,000, $690,000 and $240,000 (unaudited) in the years ended December 31, 1995, 1994 and 1993.

NOTE 6 - SUBSEQUENT EVENT
_________________________

The Company issued a letter of credit in January 1996 in the amount of $650,000 in conjunction with the workers compensation insurance policy for 1996. A certificate of deposit totaling $650,000 has been pledged as collateral for this letter of credit (See Note 1).

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 7 - STOCKHOLDERS' EQUITY
_____________________________


Common Stock Shares                        NBS of           NBS of            Express           NBS of            NBS of
                                           Central          America           Benefits          North             South
                         NBS               Florida          Inc.              Corporation       Florida           Florida
                         $1 par value      $1 par value     $1 par value      $1 par value      $1 par value      $1 par value
                         200,000 shares    200,000 shares   20,000 shares     1,000 shares      1,000 shares      1,000 shares
                         authorized        authorized       authorized        authorized        authorized        authorized
                         ______________    ______________   _______________   ______________    ______________    ______________
Balance, January 1, 1993     63,900            63,000                 -            -                 -                 -
(unaudited)

Common stock issued           7,900                 -                 -            100               -                 -
(unaudited)

Common stock purchased
 by the Company and
 retired (unaudited)        (11,900)                -                 -            -                 -                 -

Acquisition of entity
 in 1993 (unaudited)              -                 -            20,000            -                 -                 -
                             ______            ______            ______            ______            ______            ______

Balance, December 31, 1993   59,900            63,000            20,000            -                 -                 -

Common stock issued               -                 -                 -            -                 100               -
                             ______            ______            ______            ______            ______            ______

Balance, December 31, 1994   59,900            63,000            20,000            100               100               -

Common stock issued           2,767                 -                 -            -                 -                 100
                             ______            ______            ______            ______            ______            ______

Balance, December 31, 1995   62,667            63,000            20,000            100               100               100
                             ======            ======            ======            ======            ======            ======

              National Business Solutions, Inc. and Affiliates
             NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                      December 31, 1995, 1994 and 1993

NOTE 7 - STOCKHOLDERS' EQUITY - (Continued)
___________________________________________

Incentive Stock Option Plan
___________________________

In 1992, NBS adopted an Incentive Stock Option plan pursuant to Section 422 of the Internal Revenue Code. Under the plan, the maximum aggregate number of shares which may be awarded is 15,000. The option price per share shall never be less than the fair market value of NBS' common stock at the grant date. In the case of an individual who owns 10% or more of NBS' common stock, the option price shall be a minimum of 110% of the fair market value on the date of the grant. Options granted vest equally over a three-year period. The current options outstanding expire in February 1997.

A summary of options is as follows:

                                                                Exercise
                                            # of Shares      Price Per Share
                                            ___________      _______________

Options outstanding at, January 1, 1993       10,000             $1.00
(unaudited)

Granted (unaudited)                            1,000              8.22

Exercised (unaudited)                         (7,900)            (1.00)
                                              ______
Options outstanding at, December 31, 1993      3,100         1.00-8.22

Granted                                            -                 -

Exercised                                          -                 -
                                              ______         _________

Options outstanding at, December 31, 1994      3,100         1.00-8.22

Exercised                                     (2,767)        1.00-8.22
                                               _____
Options outstanding at, December 31, 1995        333              8.22
                                              ======         =========

     (b)  Pro Forma Financial Information

     Since the transaction does not involve the acquisition of a significant amount of assets, no Pro Forma financial information are provided with the filing.

     (c)  Exhibits

          2.  Agreement and Plan of Merger with Exhibit C-1 attached.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 9, 1996

                                PAYCHEX, INC.


                                By:  /s/ G. Thomas Clark
                                     ________________________
                                     G. Thomas Clark, Senior Vice President
                                     of Finance